Exhibit 5.1

12531 HIGH BLUFF DRIVE SUITE 100 SAN DIEGO CALIFORNIA 92130-2040 TELEPHONE: 858.720.5100 FACSIMILE: 858.720.5125 WWW.MOFO.COM

MORRISON & FOERSTER LLP

NEW YORK, SAN FRANCISCO,

LOS ANGELES, PALO ALTO,

SAN DIEGO, WASHINGTON, D.C.

NORTHERN VIRGINIA,

ORANGE COUNTY, DENVER,

SACRAMENTO, WALNUT CREEK

TOKYO, LONDON, BEIJING,

SHANGHAI, HONG KONG,

SINGAPORE, BRUSSELS

April 25, 2008

Orange 21 Inc.

2070 Las Palmas Drive

Carlsbad, California 92011

Re:	Orange 21 Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Orange 21 Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of (i) shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), including any shares issuable upon conversion, exercise or exchange of the Warrants (as defined herein), (ii) warrants to purchase shares of Common Stock (the “Warrants”), and (iii) rights to purchase Common Stock (the “Rights”). The Common Stock, Warrants and Rights are collectively referred to herein as the “Securities.” The Securities being registered under the Registration Statement are to be offered by the Company on a delayed or continuous basis pursuant to the provisions of Rule 415 under the Securities Act.

The Warrants are to be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into among the Company, one or more banks, trust companies or other financial institutions as identified in the applicable Warrant Agreement, and the holders from time to time of the Warrants.

The Rights are to be issued under one or more rights agreements (each, a “Rights Agreement”) to be entered into between the Company and one or more banks, trust companies or other financial institutions as identified in the applicable Rights Agreement, and the holders from time to time of the Rights.

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We also have examined the Registration Statement.

April 25, 2008

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In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

The opinions hereinafter expressed are subject to the following qualifications and exceptions:

(i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; and without limiting the generality of the foregoing qualification;

(ii) limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of any Security, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material;

(iii) the effect of judicial decisions that may permit the introduction of extrinsic evidence to supplement the terms of the Securities or to aid in the interpretation of the Securities;

(iv) we express no opinion as to the enforceability of provisions of any agreement providing for indemnification or contribution, to the extent such indemnification or contribution is against public policy;

(v) we express no opinion as to the enforceability of provisions of the Securities that impose, or that are construed as effectively imposing, penalties;

(vi) the enforceability of provisions of the Securities that purport to establish evidentiary standards or make determinations conclusive;

(vii) we express no opinion as to the enforceability of any choice of law provisions contained in the Securities or the enforceability of any provisions that purport to establish a particular court as the forum for adjudication of any controversy relating to the Securities or that purport to cause any party to waive or alter any right to a trial by jury or that waive objection to jurisdiction;

April 25, 2008

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(viii) except to the extent encompassed by an opinion set forth below with respect to the Company, the effect on the opinions expressed herein of (1) the compliance or non-compliance of any party to any agreement with any law, regulation or order applicable to it or (2) the legal or regulatory status or the nature of the business of any such party; and

(ix) our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. (a) The Common Stock, when authorized, issued and sold by the Company for an amount per share not less than the par value thereof and in the manner described in the Registration Statement and any applicable prospectus supplement relating thereto, in accordance with any underwriting agreement or purchase agreement, and in accordance with the resolutions to be adopted by the Board of Directors of the Company, will be duly and validly issued, fully paid and nonassessable, and (b) in the case of any shares of Common Stock to be issued under any Warrants or upon exercise of Rights, and upon due exercise of any payment of the exercise price specified in such Warrants or Rights, as applicable, such Common Stock will be duly and validly issued, fully paid and nonassessable.

2. Assuming that the issuance and terms of any Warrants and the terms of the offering thereof have been duly authorized, when (a) the Warrant Agreement or Warrant Agreements relating to such Warrants have been duly authorized, executed and delivered by the Company and the warrant agent appointed by the Company and (b) such Warrants or certificates representing such Warrants have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, and in accordance with any underwriting agreement or purchase agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. Assuming that the issuance and terms of any Rights and the terms of the offering thereof have been duly authorized, when (a) the Rights Agreement or Rights Agreements relating to such Rights have been duly authorized, executed and delivered by the Company and the rights agent appointed by the Company and (b) such Rights or certificates representing such Rights have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, and in accordance with any underwriting agreement, purchase or similar agreement, such Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

April 25, 2008

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Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, we have assumed that the Company and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it.

In rendering the opinions expressed above, we have further assumed that (i) the terms of all Securities will conform to the forms thereof, as applicable, and the terms of all Securities will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) the Securities will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (iii) the Company will authorize the offering and issuance of the Securities and will authorize, execute and deliver the applicable Warrant Agreement, Rights Agreement and any other documents contemplated thereby or by the Registration Statement or any applicable prospectus supplement relating thereto, and will take any other appropriate additional corporate action with respect thereto, (iv) certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned and (v) in the case of the Common Stock, a sufficient number of shares of Common Stock will be authorized and available for issuance and the consideration therefor will not be less than the par value of the shares of the Common Stock.

We express no opinion as to matters governed by laws of any jurisdiction other than the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, and the federal laws of the United States of America, as in effect on the date hereof.

We hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement to be filed by the Company with the Commission. We further consent to your filing a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Morrison & Foerster LLP